EXHIBIT 15

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.  20549

Commissioners:

We are aware that our report dated May 5, 2011 on our review of interim consolidated financial information of 3M Company and its subsidiaries for the three-month periods ended March 31, 2011 and 2010 and included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 is incorporated by reference in its Registration Statement on Form S-8 dated May 27, 2011.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

May 27, 2011